                                                                    Exhibit 10.9



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

                             CONVERTIBLE DEMAND NOTE

                                January 26, 2004

         For value received, GIGABEAM CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Ameristock Crop. or registered assigns (the "Payee"), ON DEMAND, the principal sum of One Million Dollars ($1,000,000.00), together with interest thereon, and premium, if any, all as hereinafter provided, if not earlier converted pursuant to the Agreement (as hereinafter defined). Such principal sum, together with all interest incurred thereon, premium (if any), and all other fees and costs, shall be due and payable ON DEMAND and, except as provided herein, the Payee's right to make demand is unconditional and unlimited; notwithstanding the foregoing, prior to the one year anniversary of the date of issuance of this Note (the "Maturity Date"), the Payee may only make demand (if not earlier converted as provided in the Agreement): (i) following the occurrence and continuance of an Event of Default (as such term is defined in the Agreement) or (ii) immediately prior to the closing of a Change of Control (as such term is defined in the Agreement), which shall permit the acceleration and demand of this Note.

         The Company agrees that the Payee, in the exercise of the Payee's sole discretion, may make demand at any time after the Maturity Date whether or not any Event of Default or Change of Control has occurred and is continuing, and may make demand at any time either before or after the Maturity Date in the event of either of the occurrences described in items (i) and (ii) of the immediately preceding paragraph of this Note. The Company agrees that, in exercising its discretion, the Payee may make demand for any reasons which it deems appropriate, and such reasons may be related or unrelated to the Company, its business or financial condition or prospects. The Payee's right to make demand is a continuing right, and acceptance by the Payee of any payment after demand shall not be deemed a waiver of such right to make demand on any other occasion.

         Prior to the date upon which the balance of this Note becomes due and payable as described herein, whether by demand or otherwise (the "Payment Due Date") and after the Payment Due Date, the unpaid principal balance outstanding on all advances, from time to time, hereunder shall accrue interest at a rate equal to ten percent (10%) per annum. Interest shall be compounded annually and shall be computed on the basis of a 360-day year and a 30-day month. Notwithstanding any other provision of this Note, the Payee does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by the Payee hereunder will be applied first to costs of collection and fees, if any, then to interest, then to principal and the balance to premium (if any).

         All principal plus accrued and unpaid interest on the Note and premium (if any) shall be immediately due and payable upon notice in writing from Payee to the Company, without presentment, demand, protest, or notice, upon the occurrence of an Event of Default of the type specified in Section 4.1 of the Agreement, after taking account of all applicable grace and cure periods thereunder. All accrued and unpaid interest on the Note and premium (if any) shall be paid upon payment of the principal of the Note, whether by demand, or upon acceleration as provided herein, or otherwise. At the time that the payment of the balance of this Note becomes due, the Payee may proceed with every remedy available at law or in equity.

         This Note is issued pursuant to and is entitled to the benefits of a certain Note and Warrant Purchase Agreement, dated as of January 26, 2004, by and among the Company and the purchaser named therein (the "Agreement"), the terms of which are incorporated herein, and each holder of this Note, by his, her or its acceptance hereof, agrees to be bound by the provisions of the Agreement, including, without limitation, the representations contained in
Section 1.9 thereof. Without limiting the foregoing, the holder of this Note is subject to the mandatory equity conversion provisions as set forth in Section
1.10 of the Agreement.

         Principal and interest shall be payable in lawful money of the United States of America, at the address of the Payee set forth in the Agreement or at such other address as the Payee or any subsequent holder may designate from time to time to the Company in writing. If any day on which a payment is due pursuant to the terms of this Note is not a Business Day (as such term is defined in the Agreement), such payment shall be due on the next Business Day following.

         Upon surrender of this Note for transfer or exchange, a new note or new notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferor or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

         In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         In case any payment herein provided for shall not be paid when due, the Company promises to pay all costs of collection or enforcement of this Note, including, without limitation, court costs and all reasonable attorney's fees and expenses incurred or paid by the Payee in enforcing the obligations of the Company.

         This Note may be not be prepaid without the prior written consent of the Payee.

         All notices to the Company and the Payee required or permitted hereunder shall be made in accordance with the Agreement.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         Whenever used herein, the terms "Company" and "Payee" shall be deemed to include, to the extent applicable, the successors and assigns of such parties; provided, however, that the obligations of the Company under this Note may not be assigned without the express written consent of the Payee or any holder hereof, which consent may be withheld in the sole and absolute discretion of such Payee or holder.

         The Company and all endorsers of this Note herein waive presentment, notice of nonpayment, protest and all other demand and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

         If any part of this Note shall be adjudged invalid, illegal, or unenforceable, then such partial invalidity, illegality, or unenforceability shall not cause the remainder of this Note to be or to become invalid, illegal, or unenforceable. If a provision hereof is held invalid, illegal or unenforceable in one or more of its applications, the parties hereto agree that the other provisions shall remain in effect in all valid, legal and enforceable applications that are severable from the invalid, illegal or unenforceable application or applications.

         The validity, meaning, enforceability and effect of this Note, and the rights and liabilities of the parties, shall be determined in accordance with the laws of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first written above.



                                           GIGABEAM CORPORATION


                                           By: /s/ L. Slaughter
                                               ---------------------------------
                                           Name:  L. Slaughter
                                                  ------------------------------
                                           Title:  CEO
                                                   -----------------------------

THIS FIRST AMENDMENT TO THE NOTE AND WARRANT PURCHASE AGREEMENT (this "Amendment") made as of April 19, 2004, between GIGABEAM CORPORATION, a Delaware corporation (the "Company") having its chief executive office at 14225-C Sullyfield Circle, Chantilly, Virginia 20151, and AMERISTOCK CORP. ("Ameristock") having its place of business at 127 Devin Road, Moraga, CA 94556.



                               W I T N E S S E T H



         WHEREAS, the Company and Ameristock entered into a certain Note and Warrant Purchase Agreement dated January 26, 2004 (the "Agreement") wherein Ameristock purchased a convertible demand note (the "Note"), in the aggregate principal amount of up to One Million Dollars ($1,000,000), and warrants to purchase the Company's preferred stock (the "Warrant");



         WHEREAS, the Company and Ameristock desire to amend certain of the terms and provisions of the Agreement and the Warrant.



         NOW, THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Ameristock hereby agree as follows:



         SECTION 1. Amendments to the Agreement and Warrants. Effective as of the date hereof:


         A. Section 1.3(b) of the Agreement is deleted in its entirety and the following new Section 1.3(b) is inserted in lieu thereof:

         (b) Allocation of Purchase Price. The Company and the Purchaser, having adverse interests and as a result of arm's length bargaining, agree that: (i) neither the Purchaser nor any of its affiliates has rendered or has agreed to render any services to the Company in connection with this Agreement or the issuance of the Notes and the Warrants; and (ii) the Warrants, when issued, shall not be issued as compensation. The Company shall allocate the purchase price of the Notes and Warrants as shall be determined by the Company's independent auditors in accordance with generally accepted accounting principles. The Company makes no representations as to the appropriate allocation of the purchase price to the Purchaser.


         B. Section 1.10 of the Agreement is deleted in its entirety and the following new Section 1.10 is inserted in lieu thereof:

         Section 1.10      Conversion of Note.

         (a) Subject to the terms and provisions of this Agreement and the Note, upon the consummation of a subsequent financing round (other than an initial public offering (the "IPO") of the Company's equity securities)(the "Financing Round") yielding gross proceeds to the Company of at least $2,000,000 (calculated without giving effect to the conversion of the Note) all of the unpaid principal amount of the Note, together with any accumulated but unpaid interest thereon accruing, shall be automatically converted into shares of the Company's preferred securities or common stock, if common stock is issued in the Financing Round ("New Securities") issued in connection with a Financing Round at a conversion price which is the same price per share as paid by the investors in the Financing Round and upon substantially the same terms as those given to investors in the Financing Round, provided, however, that the Company, in its sole discretion, may enter into agreements providing certain investors in the Financing Round with rights and benefits more advantageous than those granted to the Investors; or

         (b) Upon the consummation of an IPO, all of the unpaid principal amount of the Note, shall be automatically converted into a number of shares of the Company's common stock equal to the unpaid principal amount of the Note divided by the public offering price per share of the common stock issued in the IPO. All of the accumulated but unpaid interest accrued on the Note shall be payable in cash at the closing of the IPO.



         SECTION 2. Representation and Warranties. The Company and Ameristock hereby represent and warrant as follows (with the effectiveness of this Amendment being further conditioned upon all such representations and warranties being true and correct in all material respects on the date of this Amendment):

         (a) The execution, delivery and performance by the Company and Ameristock of this Amendment have been duly authorized by all necessary corporate action;

         (b) This Amendment to which the Company and Ameristock is a party constitute legal, valid and binding obligations of the Company and Ameristock, respectively, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, equitable remedies and other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which such remedies are sought;

         (c) No event has occurred and is continuing which has not been waived by Ameristock which constitutes an Event of Default (as defined in the Agreement).


         SECTION 3. Effect on the Agreement, Note and Warrant. Except as specifically amended hereby, the Agreement, the Note and the Warrant executed and delivered in connection therewith, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.



         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on their behalf in their respective corporate names by their duly authorized officers all as of the date first above written.



                                           GIGABEAM CORPORATION



                                           By: /s/ Louis Slaughter
                                               ----------------------------
                                           Name:    Louis Slaughter
                                           Title:   Chief Executive Officer


                                           AMERISTOCK CORP.


                                           By: /s/ Nicholas Gerber
                                           ------------------------
                                           Name:    Nicholas Gerber
                                           Title:   President